F19

                           EASTERN GENERAL INSURANCE COMPANY LIMITED

                              BALANCE SHEET AS AT 31ST DEC 1997
                                        (in US Dollars)

ASSETS
Real Estate                                                         20,171,737

Cash Investments
(Bonds, Securities & Fixed)                                         23,348,000

Current Accounts at Banks                                           42,376,516

Accounts due from other persons or bodies carrying
on insurance business                                                3,003,430

Call Deposits                                                       51,912,406

                                                                   140,812,089




Commander H. Aftab        Mrs. R. Husain           Faisal Aftab
CHAIRMAN                  MANAGING DIRECTOR        DIRECTOR
                                                   & VICE CHAIRMAN



CORPORATE SEAL


/S/ Commander H. Aftab
          CHAIRMAN




F20


CAPITAL AND LIABILITIES
Authorised Capital
3,000,000 ordinary shares of US$10 each                             30,000,000

Issued, subscribed & paid-up Capital
1,550,500 ordinary shares of US$10 each                             15,500,000

Surplus over Liabilities                                            93,108,132

Fire Insurance Reserve                                               3,101,536

Marine Insurance Reserve                                             2,526,705

Engineering, Motor, Bonds etc                                        6,208,460

General FIG Reserve                                                  1,140,932


Estimated Liability in respect of outstanding
claims whether due or intimated                                        310,881

Amounts due to other persons or bodies carrying
on insurance business                                                  639,251

Special Reserve                                                        922,616

Misc. Liabilities                                                       20,416


Surplus Funds                                                       10,000,000

Shareholders' Funds                                                  7,333,160

                                                                   ___________
                                                                   140,812,089

MUNIFF ZIAUDDIN & CO.
Chartered Accountants

Karachi: April 27, 1998


CORPORATE SEAL


/S/ Commander H. Aftab
          CHAIRMAN